Exhibit 99.1

FOR IMMEDIATE RELEASE

Aptose Biosciences Establishes New At-The-Market Facility

SAN DIEGO and TORONTO, December 12, 2022 – Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated oral kinase inhibitors to treat hematologic malignancies, announced today it has entered into an equity distribution agreement (the “Equity Distribution Agreement”) with JonesTrading Institutional Services LLC, as agent (the “Agent”). Under the terms of the Equity Distribution Agreement, the Company may, from time to time, issue and sell through the Agent, common shares of the Company (the “Common Shares”) through “at-the-market” (“ATM”) distributions (the “Offering”) on the Nasdaq Capital Market (“NASDAQ”). Aptose will determine, at its sole discretion, the time, price and number of Common Shares to be sold under the Offering.

In connection with the Offering, Aptose filed a prospectus supplement (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission (the “SEC”), qualifying the offer and sale of Common Shares having an aggregate offering price of up to US$50 million.

A copy of the Prospectus Supplement and the accompanying prospectus are available on EDGAR at www.sec.gov or may be obtained upon request to Aptose’s Investor Relations Department using the contact information set out below. Before you invest, you should read the Prospectus Supplement and the accompanying prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or from JonesTrading Institutional Services LLC, Attn: Equity Capital Markets, 211 E. 43rd Street, 15th Floor, New York, NY 10017; by email at ECM@jonestrading.com; or by telephone at 212-907-5398. This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Aptose, and shall not constitute an offer, solicitation, or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has two clinical-stage oral kinase inhibitors under development for hematologic malignancies: tuspetinib (formerly HM43239), an oral, myeloid kinase inhibitor in an international Phase 1/2 trial in patients with relapsed or refractory acute myeloid leukemia (AML); and luxeptinib, an oral, dual lymphoid and myeloid kinase inhibitor in Phase 1 a/b stage development for the treatment of patients with relapsed or refractory hematologic malignancies. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market and economic conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

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For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Susan Pietropaolo	Dan Ferry, Managing Director
Investor Relations	617-535-7746
201-923-2049	Daniel@LifeSciAdvisors.com
spietropaolo@aptose.com

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